       1                              EXHIBIT 10(o)

                    AMENDMENT TO
              THE BANK OF NEW YORK COMPANY, INC.
            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          WHEREAS, The Bank of New York Company, Inc.
  Supplemental Executive Retirement Plan (the "SERP") was adopted by the Board of Directors of The Bank of New York Company, Inc., effective as of June 9, 1992; and
          WHEREAS, Section 9 of the SERP provides that the Board of Directors may amend the SERP at any time, except in certain respects not material hereto; and
          WHEREAS, the Board of Directors desires to amend the SERP;
          NOW, THEREFORE, the SERP is hereby amended, effective as of October 11, 1994, by amending the last sentence of Section 5(c) of the SERP to read as follows:
     For purposes of this Section, a "change of control" of the Company shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding The Bank of New York Company, Inc. or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of The Bank of New York Company, Inc. or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of The Bank of New York Company, Inc. in substantially the same proportion as their ownership of The Bank of New York Company, Inc., is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of The Bank of New York Company, Inc. representing 25% or more of the combined voting power of the then outstanding securities of The Bank of New York Company, Inc. ("Voting Securities"); or
       (B) during any period of not more than two years, individuals who constitute the Board of Directors of The

  Bank of New York Company, Inc. as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with The Bank of New York Company, Inc. to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board of Directors of The Bank of New York Company, Inc. or nomination for election by the shareholders of The Bank of New York Company, Inc. was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of The Bank of New York Company, Inc. approve a merger or consolidation of The Bank of New York Company, Inc. with any other corporation, other than a merger or consolidation which would result in the Voting Securities of The Bank of New York Company, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of The Bank of New York Company, Inc. or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of The Bank of New York Company, Inc. approve a plan of complete liquidation of The Bank of New York Company, Inc. or any agreement for the sale or disposition by The Bank of New York Company, Inc. or all or substantially all of the assets of The Bank of New York Company, Inc.


     IN WITNESS WHEREOF, The Bank of New York Company, Inc.
  has caused this Amendment to be executed by its duly authorized officers this 14 day of March, 1995.

                              \s\ Alan Griffith

  ATTEST:

  \s\ Jacqueline McSwiggan
  Assistant Secretary